                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ________)

Filed by the Registrant:                             [X]
Filed by a Party other than the Registrant:          [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

        CapRock Communications Corp.
------------------------------------------------
(Name of Registrant as Specified In Its Charter)



-----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: $
                                                            -------------

     (5)  Total fee paid:
                         ------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 ----------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       ------------------
     (3)  Filing Party:
                       --------------------------------------------------
     (4)  Date Filed:
                     ----------------------------------------------------

                          CAPROCK COMMUNICATIONS CORP.
                        15601 DALLAS PARKWAY, SUITE 700
                              DALLAS, TEXAS 75248

April 20, 1999

To Our Shareholders:

     We are pleased to invite you to attend CapRock Communications Corp.'s 1999 Annual Meeting, which will be held at the Hotel Inter-Continental Dallas, 15201 Dallas Parkway, Dallas, Texas at 10:00 a.m. local time on Monday, May 3, 1999. The doors will open at 9:00 a.m.

     The matters to be acted on at the meeting are described in the Proxy Statement. We hope that you will be able to attend the meeting. However, whether or not you attend, it is important that you vote. Please mark, date, sign and return the enclosed proxy card to ensure that your shares will be represented at the meeting.

     The Board of Directors and the management team look forward to seeing you at the meeting.

                                            Sincerely,

                                            Jere W. Thompson, Jr.
                                            Chairman Of The Board

                          CAPROCK COMMUNICATIONS CORP.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 3, 1999

                             ---------------------

To the Shareholders of CapRock Communications Corp.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of CapRock Communications Corp., a Texas corporation ("CapRock"), will be held on May 3, 1999, at 10:00 a.m. local time at the Hotel Inter-Continental Dallas, 15201 Dallas Parkway, Dallas, Texas for the following purposes:

          1. To elect directors to serve for the following year and until their successors are duly elected and qualified;

          2. To ratify the appointment of KPMG LLP as independent accountants of CapRock for the fiscal year ending December 31, 1999; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Shareholders of record at the close of business on March 10, 1999 are entitled to notice of, and to vote at, the meeting. Only holders of record of CapRock's common stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be maintained in CapRock's offices at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75248 for ten days prior to the meeting and will be open to the examination of any shareholder during ordinary business hours of CapRock.

     Please advise CapRock's Transfer Agent, American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202 of any change in your address.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                            By Order of the Board of Directors

                                            Kevin W. McAleer
                                            Secretary

Dallas, Texas
April 20, 1999

                          CAPROCK COMMUNICATIONS CORP.
                        15601 DALLAS PARKWAY, SUITE 700
                              DALLAS, TEXAS 75248

                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 3, 1999
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of CapRock Communications Corp. (the "Company" or "CapRock") for the 1999 Annual Meeting of Shareholders to be held on May 3, 1999, at 10:00 a.m. local time at the Hotel Inter-Continental Dallas, 15201 Dallas Parkway, Dallas, Texas, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

     This proxy statement and the enclosed proxy card are being sent beginning approximately April 20, 1999, to all shareholders entitled to vote at the meeting. CapRock's annual report for the fiscal year ended December 31, 1998 is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the soliciting materials.

RECORD DATE; OUTSTANDING SHARES

     Only shareholders of record at the close of business on March 10, 1999 (the "Record Date") are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of CapRock as of such date consisted of 28,948,113 shares of common stock, par value $.01 per share (the "Common Stock"). CapRock has no other class of stock outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Election of Directors -- Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

     The enclosed proxy is revocable at any time before its use by delivering to CapRock a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

VOTING AND SOLICITATION

     Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. Each shareholder will be entitled to vote for seven nominees in the election of directors, and the seven nominees with the greatest number of votes will be elected. There are no cumulative voting rights.

     The cost of this solicitation will be borne by CapRock. CapRock may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of CapRock's directors, officers and regular employees, without additional compensation, personally, by telephone, by facsimile or by telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock entitled to vote at the Annual Meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, CapRock believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, CapRock intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     Broker non-votes will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business or for purposes of determining the number of Votes Cast with respect to a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of CapRock that are intended to be presented by such shareholders at CapRock's 2000 Annual Meeting must be received by CapRock, addressed to Kevin W. McAleer, Secretary, CapRock Communications Corp., 15601 Dallas Parkway, Suite 700, Dallas, Texas 75248, no later than December 22, 1999 for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals must comply with the Bylaws of CapRock and the requirements of Regulation 14A (including Rule 14a-8) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Pursuant to Rule 14a-4 of the Exchange Act, CapRock may exercise discretionary voting authority at the 2000 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder that does not meet the requirements of Rule 14a-8, unless CapRock is notified about the proposal no later than March 6, 2000 (assuming that CapRock's 2000 Annual Meeting of Shareholders is held on a date that is within 30 days from the date on which the 1999 Annual Meeting was held), and the shareholder satisfies the other requirements of Rule 14a-4(c).

     With respect to business to be brought before the Annual Meeting to be held on May 3, 1999, CapRock has not received any notices from shareholders that CapRock is required to include in this Proxy Statement.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     A Board of seven directors is to be elected at the meeting. All nominees are currently directors, except for Richard G. Ellenberger. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for CapRock's seven nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum and for purposes of determining the total number of votes cast regarding such director, but have no other legal effect under Texas law.

     If any nominee of CapRock is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. Byron M. Allen, who is currently a director of CapRock, has declined to stand for re-election as a director, and Richard G. Ellenberger has been nominated to fill such vacancy.

     The Board of Directors recommends that shareholders vote FOR the nominees listed below.

     The names and certain information about the nominees for directors are set forth below:

                                                                                 DIRECTOR
        NAME OF NOMINEE           AGE       POSITIONS/PRINCIPAL OCCUPATION        SINCE
        ---------------           ---       ------------------------------       --------
Jere W. Thompson, Jr............  42    Chairman of the Board, Chief Executive       1998
                                          Officer and Director of CapRock
Ignatius W. Leonards............  45    Vice Chairman of the Board, President        1998
                                        and Director of CapRock
Timothy W. Rogers...............  36    Executive Vice President of Retail           1998
                                        Sales and Network Operations and
                                          Director of CapRock
Mark Langdale(1)................  44    President of Posadas USA, Inc.               1998
Christopher J. Amenson(1)(2)....  48    President, Chief Executive Officer and       1998
                                          Director of SBS Technologies, Inc.
John R. Harris(1)(2)............  50    Information Technology Services              1998
                                        Industry Consultant
Richard G. Ellenberger..........  46    Chief Executive Officer and President          --
                                        of Cincinnati Bell, Inc.

---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of CapRock.

     Set forth below is certain information with respect to each of the nominees for director and each other executive officer of CapRock:

NOMINEES

     Mr. Jere W. Thompson, Jr. has served as Chairman of the Board and Chief Executive Officer of CapRock since its formation in February 1998. Mr. Thompson also has served as President of CapRock Telecommunications Corp. ("CapRock Telecommunications"), one of our predecessor companies, since April 1994, and since July 1992, upon founding CapRock Fiber Network Ltd. ("CapRock Fiber"), another of our predecessor companies, as the President of its general partner. In 1987, Mr. Thompson joined The Thompson Company, an investment company, where he became a Vice President and assisted in the acquisition and management of several of The Thompson Company portfolio companies. From 1982 to 1986, Mr. Thompson worked in commercial real estate as a broker and then with Trammell Crow Community Development Company. Since 1989, Mr. Thompson has been a member of the board of directors and since 1995 he has served as Chairman of the North Texas Tollway Authority and its predecessor, the Texas Turnpike Authority. Mr. Thompson is also a board member of Cistercian Preparatory School. Mr. Thompson has a B.A. in Economics from Stanford University and a M.B.A. from The University of Texas Graduate School of Business.

     Mr. Ignatius W. Leonards has served as Vice Chairman of the Board and President of CapRock since its formation in February 1998. Mr. Leonards served as Chairman of the Board, Chief Executive Officer and a director of IWL Communications, Incorporated ("IWL Communications"), one of our predecessor companies, since founding IWL Communications in 1981 and served as President from 1981 until February 1997. Mr. Leonards has an industrial electronics degree from the T.H. Harris Technical Institute in Opelousas, Louisiana.

     Mr. Timothy W. Rogers has served as Executive Vice President of Retail Sales and Network Operations and as a director of CapRock since its formation in February 1998. Mr. Rogers served as Executive Vice President of Retail Sales and Network Operations and as a Director of CapRock Telecommunications since April 1994. In 1992, Mr. Rogers co-founded Synergy Telecommunications, Inc. ("Synergy"), a telecommunications company responsible for marketing a fiber optic network in West Texas, Oklahoma, Colorado and New Mexico, and from February 1992 to April 1994 served as one of its three executive officers. In April 1994, CapRock Investors purchased half of Synergy and subsequently Synergy changed its name to CapRock Telecommunications. From August 1989 to December 1991, Mr. Rogers was a sales manager of Qwest. From July 1988 to August 1989, Mr. Rogers was a Senior Account Executive for Southwest Network Services. From April 1987 to June 1988, Mr. Rogers was an account executive with Sprint. Mr. Rogers has a B.B.A. in Marketing from Southwest Texas State University.

     Mr. Mark Langdale has served as a director of CapRock since its formation in February 1998. Mr. Langdale served as a Director of CapRock Telecommunications since April 1994 and Secretary of the general partner of CapRock Fiber since 1992. Mr. Langdale is President of Posadas USA, Inc., a subsidiary of Grupo Posadas S.A. De C.V., a hotel management company domiciled in Mexico, a position he has held since 1989. From 1987 to 1989, he served as Vice President for Thompson Realty Company, a real estate investment company. Mr. Langdale currently serves as a member of the Board of Directors of Grupo Posadas S.A. De C.V., a director of the Texas Department of Commerce Policy Board and as Chairman of the Texas Department of Economic Development.

     Mr. Christopher J. Amenson has served as a director of CapRock since February 1998. Mr. Amenson has served as a director of IWL Communications since June 1997. Mr. Amenson has served as President and Chief Operating Officer of SBS Technologies, Inc., a manufacturer of computer components, since April 1992 and as a director since August 1992. In October 1996 he became the Chief Executive Officer and in May 1997 he became Chairman of the Board of Directors of SBS Technologies, Inc. For five years before joining SBS Technologies, Inc., Mr. Amenson was President of Industrial Analytics, Inc., a Boston-based investment banking firm. Mr. Amenson holds a B.A. Degree in Government from the University of Notre Dame and a

Master's Degree in Business Management from the Sloan Fellows Program at the Massachusetts Institute of Technology.

     Mr. John R. Harris has served as a director of CapRock since August 1998. Mr. Harris is currently an information technology services industry consultant. Prior thereto, Mr. Harris served as a Corporate Vice President at Electronic Data Systems Corporation, an information and technology outsourcing and data processing company ("EDS"), from 1997 until March 31, 1999 (when he resigned from EDS), where he was responsible for marketing and corporate strategy. From 1989 to 1997, he served as a Vice President of the Communications Industry Group at EDS where he was responsible for four business units directed toward wirelines, wireless, media and interactive services. Mr. Harris is on the Board of Directors of Applied Graphics Technologies, Inc., an independent provider of digital prepress services. Mr. Harris received his undergraduate and graduate degrees in business administration from West Georgia University.

     Mr. Richard G. Ellenberger has agreed, if elected at the 1999 Annual Meeting of Shareholders, to serve as a director of CapRock. Mr. Ellenberger has served as President and Chief Executive Officer of Cincinnati Bell, Inc., a telecommunications company, since March 1, 1999, its Chief Operating Officer since September 1, 1998, a director since November 1998 and as President and Chief Executive Officer of Cincinnati Bell Telephone since June 1997. From 1996 to 1997, Mr. Ellenberger served as Chief Executive Officer of XLConnect, a technical services company. From 1992 to 1996, Mr. Ellenberger served in various capacities with MCI Telecommunications and was its President, Business Services, from 1995 to 1996. Mr. Ellenberger served as Chief Operating Officer of Entrade Corporation, a natural gas company, from 1990 to 1992. Mr. Ellenberger currently serves on the Cincinnati Chamber of Commerce Board of Directors and is a member of the Family Services Board of Greater Cincinnati. Mr. Ellenberger is a graduate of Old Dominion University.

OTHER EXECUTIVE OFFICERS

     Mr. Kevin W. McAleer, age 48, has served as Senior Vice President and Chief Financial Officer of CapRock since April 1998 and as Treasurer and Secretary since August 1998. From 1996 to 1998, Mr. McAleer served as Chief Financial Officer, Secretary and as a member of the Executive Management Committee of American Pad and Paper Co., one of the largest manufacturers and marketers of paper-based office products in North America. From 1990 to 1996, Mr. McAleer served as Executive Vice President, Chief Financial Officer and as a member of the Executive Management Committee of Rexene Corporation, which manufactures plastic film and plastic resins. From 1985 to 1990, Mr. McAleer served as Senior Vice President-Administration, Chief Financial Officer, Secretary and Treasurer, and as a member of the Executive Management Committee and the Board of Directors of Varo, Inc., which manufactures electronics supplied primarily to U.S. military agencies, such as proprietary night vision systems, high-reliability power systems and airborne missile launchers. From 1981 to 1985, Mr. McAleer served as Vice President-Finance, Chief Financial Officer, Secretary and Treasurer, and as a member of the Executive Management Committee of Tocom, Inc., which designs and manufactures high-technology communications products and services for the cable industry. Mr. McAleer is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. McAleer has a B.S. in Accounting/Economics from LaSalle University in Philadelphia, Pennsylvania.

     Mr. Byron M. Allen, age 51, has served as Executive Vice President of International and a Director of CapRock since its formation in February 1998. Mr. Allen served as President and a director of IWL Communications since February 1997 and served as a Vice President of IWL Communications from December 1993 until February 1997. From 1986 to 1993, Mr. Allen served as Executive Vice President of SBS Technologies, Inc., a manufacturer of computer components. Mr. Allen was a co-founder of SBS Technologies, Inc. Mr. Allen graduated from the University of Alabama with a degree in Mathematics.

     Mr. Timothy M. Terrell, age 36, has served as Executive Vice President of Carrier Sales of CapRock since its formation in February 1998. Mr. Terrell served as Executive Vice President, Carrier Sales, and a Director of CapRock Telecommunications since April 1994. In 1992, Mr. Terrell co-founded Synergy and from February 1993 to April 1994 served as one of its three executive officers. From February 1989 to

January 1993, Mr. Terrell was Director of Sales of Qwest and acted as Vice President of Sales during a transition period following Qwest's buyout by MCI WorldCom. From July 1988 to January 1989, Mr. Terrell held the same position at Metromedia Long Distance. Mr. Terrell has a B.B.A. in Marketing from Southwest Texas State University.

     Mr. Scott L. Roberts, age 37, has served as Executive Vice President of International Sales of CapRock since its formation in February 1998. Mr. Roberts served as Executive Vice President, International Sales, and a Director of CapRock Telecommunications since April 1994. In 1992, Mr. Roberts co-founded Synergy and served as one of its three executive officers from February 1992 to April 1994. From September 1989 to February 1992, Mr. Roberts was a carrier sales manager of Qwest. From April 1987 to September 1989, Mr. Roberts was a major account representative with Sprint. Mr. Roberts has a B.S. in Business Administration from the University of Nebraska.

     Mr. Matthew M. Kingsley, age 34, has served as Corporate Controller of CapRock since August 1998. From August 1996 to August 1998, Mr. Kingsley was an audit manager for KPMG LLP and held various positions with such firm from January 1988 until February 1992. From February 1992 until August 1996, Mr. Kingsley held various positions, including Senior Manager of Financial Planning, with DSC Communications Corporation, a telecommunications equipment manufacturer. Mr. Kingsley is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Kingsley has a B.B.A. in Accounting from the University of Wisconsin.

     Our Board of Directors is currently composed of seven directors. Each director serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. Our officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among any of our directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 28, 1999, certain information with respect to the beneficial ownership of CapRock's Common Stock by (i) each person known by CapRock to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each current director and director nominee of CapRock, (iii) the executive officers of CapRock named in the table under "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers as a group. CapRock does not know of any agreements among its shareholders that relate to voting or investment power of its shares of Common Stock. The address for Messrs. Jere W. Thompson, Jr., Rogers, Roberts, Terrell and McAleer, CapRock Investors and Greenway Holdings, L.P. is 15601 Dallas Parkway, Suite 700, Dallas, Texas 75248. The address for Messrs. Leonards and Allen is 12000 Aerospace Ave., Suite 200, Houston, Texas 77034.

                                                              NUMBER OF SHARES     PERCENT OF
                                                              OF COMMON STOCK      SHARES OF
                                                                BENEFICIALLY      COMMON STOCK
NAME AND ADDRESS                                                  OWNED(1)       OUTSTANDING(1)
----------------                                              ----------------   --------------
Jere W. Thompson, Jr.(2)....................................     10,775,218          37.2%
Ignatius W. Leonards(3).....................................      1,897,528           6.6%
Timothy W. Rogers(4)........................................      2,883,628          10.0%
Scott L. Roberts............................................      2,883,628          10.0%
Timothy M. Terrell..........................................      2,883,628          10.0%
Byron M. Allen(5)...........................................        214,200          *
Kevin W. McAleer............................................             --             --
Mark Langdale(6)............................................     11,224,352          38.8%
  5950 Berkshire, Suite 990
  Dallas, TX 75225
Christopher J. Amenson(7)...................................          5,333          *
  c/o SBS Technologies, Inc.
  2400 Louisiana Blvd., N.E.
  AFC Building 5, Suite 600
  Albuquerque, NM 87110
John R. Harris..............................................          7,000          *
  4225 Versailles Avenue
  Dallas, Texas 75205
Richard G. Ellenberger......................................             --             --
  c/o Cincinnati Bell, Inc.
  201 East Fourth Street
  Cincinnati, Ohio 45201
Jere W. Thompson, Sr.(8)....................................     10,647,930          36.8%
  Two Turtle Creek Village
  3838 Oak Lawn Ave., Suite 1850
  Dallas, TX 75219
Greenway Holdings, L.P.(2)..................................      2,014,082           7.0%
CapRock Investors(2)........................................      8,650,884          29.9%
All executive officers and directors as a group(7) (eleven
  persons)..................................................     24,014,699          83.0%

---------------

 *  Less than 1% of the outstanding shares of the class.

(1) Based upon 28,939,627 shares of Common Stock issued and outstanding as of February 28, 1999. The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, which means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. Shares of Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual or group to acquire such shares within 60 days after February 28, 1999 are treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual or group. All information with respect to the beneficial ownership of any principal shareholder was furnished by such principal shareholder and we believe that, except as otherwise noted or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares shown.

(2) Includes 8,650,884 shares held of record by CapRock Investors, 108,932 shares held of record by CapRock Systems, Inc. and 2,014,082 shares held of record by Greenway Holdings, L.P. CapRock Investors is a Texas joint venture, of which Jere W. Thompson, Jr. is the managing venturer and in which he owns a controlling interest. The Joint Venture Agreement of CapRock Investors grants to Mr. Thompson, Jr. certain authority, including the authority to decide and cast all votes on behalf of CapRock Investors as a shareholder of CapRock. As a consequence, both CapRock Investors and Mr. Thompson, Jr. may each be deemed to be the beneficial owner of all of the shares. CapRock Systems, Inc. is a Texas corporation of which Mr. Thompson, Jr. owns 50% of the outstanding common stock and is an officer and a director; as a result he has shared voting, investment, and dispositive power with respect to the 108,932 shares held by CapRock Systems, Inc. Greenway Holdings, L.P. is a Texas limited partnership of which Mr. Thompson, Jr. is the general partner and has sole voting, investment and dispositive power; as a result, he may be deemed to be the beneficial owner of all of the shares held of record by Greenway Holdings, L.P.

(3) Includes 20,166 shares held by Ignatius W. Leonards as custodian for minor children.

(4) Includes 8,970 shares held by Neal S. Rogers as custodian for the minor children of Timothy W. Rogers. Neal S. Rogers is Timothy W. Roger's brother.

(5) Includes 7,300 shares held by Byron M. Allen as custodian for minor children and 7,300 shares held by Mr. Allen's daughters, the voting, investment and dispositive power of which are shared by Mr. Allen with his daughter.

(6) Includes 8,650,884 shares held of record by CapRock Investors and 108,932 shares held of record of CapRock Systems, Inc. Under the Joint Venture Agreement of CapRock Investors, the approval of a majority-in-interest of the venturers is required to approve the disposition of the shares. Because of the ownership interest of Jere W. Thompson, Jr., Mark Langdale, and Jere
    W. Thompson, Sr. (23.5%, 42.5% and 30.9%, respectively), two of the three acting together can authorize or prevent a disposition of the shares. As a result, each may be deemed to be the beneficial owner of all of the shares. CapRock Systems, Inc. is a Texas corporation of which Mr. Langdale owns 50% of the outstanding common stock and is an officer and a director; as a result he has shared voting, investment and dispositive power with respect to the 108,932 shares held by CapRock Systems, Inc.

(7) Includes 3,333 shares subject to currently exercisable options.

(8) Includes 1,302,283 shares held of record by The Williamsburg Corporation, 8,650,884 shares held of record by CapRock Investors and 289,677 shares held of record by Jere W. Thompson, Sr.'s spouse. Under the Joint Venture Agreement of CapRock Investors, the approval of a majority-in-interest of the venturers is required to approve the disposition of the shares. Because of the ownership interest of Jere W. Thompson, Jr., Mark Langdale, and Jere
    W. Thompson, Sr., (23.5%, 42.5% and 30.9%, respectively), two of the three acting together can authorize or prevent a disposition of the shares. As a result, each may be deemed to be the beneficial owner of all of the shares. The Williamsburg Corporation is a Texas corporation, of which Mr. Thompson, Sr. is the president and a director; as a result he has shared voting, investment, and dispositive power with respect to the 1,302,283 shares held by The Williamsburg Corporation.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of CapRock held a total of two meetings during the fiscal year ended December 31, 1998. In addition, the Board of Directors acted nine times by unanimous consent during the fiscal year ended December 31, 1998. During the fiscal year ended December 31, 1998, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which such director served held during the period for which he was a director or a member of the committee.

     The Audit Committee, currently consisting of directors Christopher J. Amenson, John R. Harris and Mark Langdale (who was elected to the Audit Committee on February 18, 1999), met once during the last fiscal year. The Audit Committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors.

     The Compensation Committee, currently consisting of directors Christopher
J. Amenson and John R. Harris, acted one time by unanimous consent during the last fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all our executives and establishes and reviews general policies relating to compensation and benefits of our employees, including the administering of our Equity Incentive Plan.

     All members of the Compensation Committee are and will be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

BOARD COMPENSATION

     We reimburse each member of our Board of Directors for out-of-pocket expenses incurred for attending board meetings. Each non-employee director receives a $10,000 annual retainer and a $1,000 fee for each meeting of the Board of Directors and each meeting of any committee of the Board attended by the director. No employee director on our Board of Directors currently receives any additional cash compensation. Our non-employee directors are eligible to participate in and receive nonqualified stock options under our 1998 Director Stock Option Plan.

     During the fiscal year ended December 31, 1998, Christopher J. Amenson, John R. Harris and Mark Langdale, who are non-employee directors of CapRock, were each granted options to purchase 10,000 shares of Common Stock at an exercise price of $6.50 per share of Common Stock.

REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of CapRock, describing the compensation policies and rationale applicable to CapRock's executive officers with respect to the compensation paid to the executive officers for the fiscal year ended December 31, 1998. The information contained in the Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that CapRock specifically incorporates it by reference into such filing.

TO THE BOARD OF DIRECTORS:

     The Board of Directors appointed the Compensation Committee, consisting of Messrs. Amenson and Harris, in August 1998 concurrent with the consummation of CapRock's business combination with its predecessor companies. Since that time, decisions regarding compensation of CapRock's executive officers have been made by the Compensation Committee. The Compensation Committee also administers CapRock's Equity Incentive Plan and other discretionary bonuses for CapRock's employees. No member of the Compensation Committee is an employee of CapRock.

  Compensation Policies Toward Executive Officers

     The goals of the Compensation Committee in establishing CapRock's executive compensation program are as follows:

          (1) To fairly compensate the executive officers of CapRock for their contributions to CapRock's short-term and long-term performance. The elements of CapRock's compensation program are (i) annual base salaries,
     (ii) annual cash bonuses and (iii) equity incentives.

          (2) To allow CapRock to attract, motivate and retain the management personnel necessary to CapRock's success by providing an executive compensation program comparable to that offered by similar companies.

          (3) To provide an executive compensation program with incentives linked to the financial performance of CapRock. Under such program, incentive compensation for executive officers is linked to the general financial performance of CapRock as measured by such items as revenues and income from operations.

     Base Salaries. The annual base salaries of the Chief Executive Officer, the President and the other executive officers of CapRock were predetermined pursuant to employment agreements that were entered into by CapRock and such individuals prior to the appointment of the Compensation Committee and became effective upon consummation of the business combination in August 1998. The Compensation Committee has, however, reviewed such base salaries in light of corporate performance, individual performance, experience and a comparison with salary ranges reflecting similar positions, duties and levels of responsibility of other companies in similar industries and with comparable revenues and has found them to be reasonable. Each executive officer's base salary is reviewed annually by the Compensation Committee and is subject to upward adjustment on the basis of individual and corporate performance.

     Annual and Other Bonuses. CapRock's annual bonuses to its executive officers are based upon CapRock's financial performance in the current year, the furthering of CapRock's strategic position in the marketplace and individual performance.

     Equity Incentives. Equity incentives, including grants of stock options, are determined based on the Compensation Committee's assessment of the ability of such officers to positively impact CapRock's future performance and enhance shareholder value as determined by their individual performances. Stock option grants and other equity incentives are not awarded annually but as the individual performance and experience of each executive officer warrants. Option awards generally vest over five years. The amount and vesting of stock options are not contingent on achievement of any specific performance targets. All options granted will benefit the executive only to the extent that there is appreciation in the market price of the Common Stock during the option period.

     Equity and cash incentives are not limited to executive officers. Grants of stock options have been made to employees upon joining CapRock in amounts consistent with guidelines established by the Compensation Committee and are also made to selected employees as performance related awards and as awards for certain promotions. The amounts of such grants are determined based on the individual employee's position with CapRock and his or her potential ability to beneficially impact the performance of CapRock. By giving employees a stake in the financial performance of CapRock, the Compensation Committee's goal is to provide incentives to employees of CapRock to enhance the financial performance of CapRock.

     Chief Executive Officer Compensation. Mr. Thompson's compensation is determined by application of the policies described above. Mr. Thompson generally participates in the same executive compensation plans and arrangements available to the other executive officers. Accordingly, his compensation consists of annual base salary, bonus, and equity incentives. The Compensation Committee's general approach in establishing Mr. Thompson's compensation is to be competitive with peer companies, and to have a large percentage of his target compensation based upon the long-term performance of CapRock, as reflected in the market price of CapRock's common stock.

     Mr. Thompson's compensation during the year ended December 31, 1998, included $194,583 in base salary and $110,000 in cash bonus. Mr. Thompson's salary and bonus payments for 1998 were based, in part, on CapRock's performance and the 1997 compensation of chief executive officers of peer companies, although his compensation was not targeted to any particular group of these companies.

                                            Respectfully Submitted,

                                            Compensation Committee

                                            Christopher J. Amenson
                                            John R. Harris

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors established a Compensation Committee, consisting of Messrs. Amenson and Harris, effective upon consummation of our business combination (which occurred in August 1998). Before that, during fiscal 1998, compensation decisions for executive officers of CapRock Telecommunications were made by the Board of Directors of CapRock Telecommunications, compensation decisions for the officers of CapRock Fiber's general partner were made by its Board of Directors and compensation decisions for executive officers of IWL Communications were made by Christopher J. Amenson and Myron Goins, the sole members of IWL Communications' compensation committee.

     Our business combination with our predecessor companies was completed on August 26, 1998. During the last fiscal year prior to the consummation of our business combination, no executive officer of IWL Communications served as a member of the Board of Directors or compensation committee of CapRock Telecommunications or CapRock Fiber's general partner or any entity that had one or more executive officers serving as a member of IWL Communications' Board of Directors or compensation committee. During the last fiscal year, prior to the consummation of our business combination, no executive officer of CapRock Telecommunications or CapRock Fiber's general partner served as a member of the Board of Directors or compensation committee of IWL Communications or any entity (other than CapRock Telecommunications or the general partner of CapRock Fiber) that had one or more executive officers serving as a member of their Board. During the last fiscal year, after consummation of our business combination, no executive officer of CapRock served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of CapRock's Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Caroline Fontenot, the sister of Mr. Leonards, our President, lent IWL Communications, one of our predecessor companies, $75,000 on June 1, 1992 at an interest rate of 12% per annum. We used a portion of the net proceeds from the offering of our senior notes in July 1998 to repay the loan in full.

     Our operations support system was developed by RiverRock Systems, Ltd. CapRock owns a 49% limited partnership interest in RiverRock and David E. Thompson, the brother of Jere W. Thompson, Jr., owns a 50% limited partnership interest in RiverRock. Thompson Technology, Inc., a Texas corporation that is owned by David E. Thompson, is the general partner and owns a 1% general partnership interest in RiverRock. Although it is the intention of RiverRock to market and sell licenses for the system to third parties, as of the date of this Proxy Statement, no marketing or sales to third parties have been made. RiverRock was formed when CapRock and TTI transferred all rights to the system developed by CapRock and TTI into RiverRock. CapRock has been granted a royalty-free, perpetual and non-exclusive license for the use of the system. CapRock also receives upgrades, maintenance and other support from RiverRock for three years, without the payment of any fees or royalties, which expires in June 2001. Thereafter, CapRock will be required to pay the same fees and royalties for system upgrades, maintenance and support as other licensees of RiverRock. During the fiscal year ended December 31, 1998, CapRock contributed a total of $170,000 to RiverRock for the development of the system and has committed to fund up to a total of $700,000 as capital contributions to RiverRock, which will be used for the continued development of the system.

     Jere W. Thompson, Sr. is the president of The Williamsburg Corporation, a Texas corporation. The Williamsburg Corporation lent CapRock Telecommunications, one of our predecessor companies, $1,170,000 in 1995 at the rate of 13% per annum and payable on demand, but no later than March 31, 1998. During the fiscal year ended December 31, 1995, The Williamsburg Corporation converted $750,000 of the outstanding principal and interest amount of such note into 727,925 shares of CapRock Telecommunications common stock. The remaining principal balance of the note, together with interest thereon, was repaid by CapRock Telecommunications during the fiscal year ended December 31, 1997. Jere W. Thompson, Sr. is the father of Jere W. Thompson, Jr.

     CapRock currently leases private line services from TISP, Inc. ("TISP"). TISP is owned by Patrick J. Thompson, a brother of Jere W. Thompson, Jr. Total payments to TISP in the fiscal year ended December 31, 1998 were $1,176,000. We believe that the prices charged for such services do not exceed prices charged by unrelated parties for such services. Pricing of private line services is a function of the capacity, term and distance of the circuit involved. Circuits are usually available from multiple vendors, and vendors are selected on the basis of price, speed of provisioning and circuit diversity. Rates are fixed and payable monthly, generally in advance. The actual rates paid to TISP are determined in the same manner as rates for unrelated parties.

     In 1994, CapRock Telecommunications executed three promissory notes, one payable to the order of each of Scott L. Roberts, Timothy M. Terrell and Timothy
W. Rogers, each an Executive Vice President of CapRock, relating to 334 shares of common stock of CapRock Telecommunications repurchased from each of them with such shares of stock pledged by CapRock Telecommunications to repay the notes. The aggregate purchase price for the 334 shares from each individual was $50,000. Each of the original notes were in the amount of $50,000 with no stated interest rate. The notes were discounted using an interest rate of 5.8% and were payable in three annual installments beginning April 1998. We used a portion of the net proceeds from the offering of our senior notes in July 1998 to repay the notes in full.

     CapRock Telecommunications had a revolving credit facility with Bank One, Texas, N.A. in the amount of $2,500,000, which was guaranteed by Jere W. Thompson, Jr. We used a portion of the net proceeds from the offering of our senior notes in 1998 to repay in full all amounts outstanding under the line of credit, and at that time Mr. Thompson was released from his guaranty.

     Mark Langdale, one of our directors, Joe C. Thompson, Jr., an uncle of Jere
W. Thompson, Jr., The Florida Company (which is owned by Joe C. Thompson), The Hayden Company (which is owned by John P. Thompson, an uncle of Jere W. Thompson, Jr.), and Jere W. Thompson, Sr. guaranteed portions of the $10,000,000 loan from Bank One, Texas, N.A. to CapRock Fiber, one of our predecessor companies, in 1996, which was repaid on August 27, 1998 totaling $439,602. Each guarantor received in exchange for each $1 million of indebtedness guaranteed (1) a 2.67% limited partnership interest in CapRock Fiber (which was converted into shares of our Common Stock in our business combination in August 1998), (2) a commitment fee equal to 1% of the amount guaranteed, which accrued interest at the rate of 12% per annum commencing July 1, 1997 and increased 2% on each July 1 thereafter that the commitment fee remained unpaid and (3) an annual loan guaranty fee equal to 7% of the amount of each partner's guarantee multiplied by a fraction, the numerator being the lesser of $8 million or the average outstanding daily principal of the loan guaranteed and the denominator being $8 million. The guarantees (other than the joint and several guarantees of Mark Langdale and Jere W. Thompson, Jr.) were released in April 1997 and, therefore, no guaranty fees have been accrued after April 1, 1997 other than the accrued interest. The total commitment fees, loan guarantee fees, \and accrued interest thereon, as of December 31, 1996, 1997, and 1998 were approximately $208,000 and $406,000 and $430,000. Additionally, in exchange for Mark Langdale remaining on his joint and several guaranty, CapRock Fiber agreed to pay him $20,000 which was paid in 1998. We used a portion of the net proceeds from the offering of our senior notes in 1998 to pay in full all of such commitment and guaranty fees.

     CapRock entered into an agreement with CapRock Systems, which was the general partner of CapRock Fiber prior to our business combination, to manage the construction of our fiber optic network build out for the initial 260 route miles, which was completed in 1997. Under this agreement, CapRock paid 4% of the costs of constructing this portion of the network, payable monthly at a minimum of $15,000 per month. CapRock paid management fees of $296,576 in 1997 and $461,576, cumulative under the arrangement since construction of this segment commenced. This arrangement ended in 1997.

     In 1998, CapRock granted to Myron J. Goins, a former director of one of its predecessor companies and currently one of CapRock's consultants, 3,514 shares of "Restricted Stock" under the terms of a Restricted Stock Agreement under our Equity Incentive Plan. The restriction period under the agreement with Mr. Goins expired on February 28, 1999.

     CapRock sold telecommunications services in the amount of approximately $70,000 from June 1998 through December 1998 and $50,000 from January 1999 through February 1999 to Summit Communications, Inc., which is owned by Sherwood Allen, a brother of Bryon M. Allen. Byron Allen is an Executive Vice President and Director of CapRock.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on an investment of $100 on August 27, 1998 (the date CapRock's Common Stock started trading after completion of its business combination with its predecessor companies) in (i) CapRock's Common Stock, (ii) the S&P 500 Index, and (iii) the Total Return Index of the Nasdaq Stock Market -- Telecommunications Components. The values with each investment as of August 27, 1998 are based on share price appreciation and the reinvestment of dividends.

     The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that CapRock specifically incorporates it by reference into such filing.

The graph above assumes $100 invested on August 27, 1998 and was plotted using the following data:

                                                      CapRock
               Measurement Period                  Communications                           Nasdaq
             (Fiscal Year Covered)                     Corp.           S & P 500      Telecommunications
8/27/98                                                        100               100                100
8/31/98                                                         97                86                 76
9/30/98                                                         93                91                 85
10/31/98                                                        91                98                 92
11/30/98                                                        77               104                 97
12/31/98                                                        72               110                116
1/31/99                                                        103               119                147
2/28/99                                                        166               115                145

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table shows the compensation that we paid or awarded to our Chief Executive Officer and our other four most highly compensated executive officers for the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                             ANNUAL COMPENSATION        SHARES
                                            ---------------------     UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION(S)       YEAR   SALARY(1)     BONUS        OPTIONS      COMPENSATION
------------------------------       ----   ---------    --------    ------------   ------------
Jere W. Thompson, Jr. .............  1998   $194,583     $110,000(2)   125,000        $     --
Chief Executive Officer and          1997    146,920(3)   100,000(4)        --         205,908(5)
Chairman of the Board
Kevin W. McAleer...................  1998    128,846       80,000(2)   100,000          18,750(6)
Senior Vice President, Chief
Financial Officer, Secretary and
Treasurer
Timothy M. Terrell.................  1998    135,555      107,500(2)    55,000              --
Executive Vice President             1997    125,781      125,000(7)        --              --
Timothy W. Rogers..................  1998    138,555      100,000(2)    62,500              --
Executive Vice President             1997    126,814      125,000(7)        --              --
Scott L. Roberts...................  1998    133,055       70,000(2)    40,000              --
Executive Vice President             1997    124,521      125,000(7)        --           4,937(8)

---------------

(1) Under the terms of their employment agreements with CapRock (which were entered into in February 1998), the annual base salary for Messrs. Thompson, Terrell, Rogers and Roberts through December 31, 1998 was $180,000, $133,333, $133,333, and $133,333, respectively, in each case subject to increase upon review annually by the Board of Directors. Under the terms of his employment agreement with CapRock (which was entered into in May 1998), the annual base salary for Mr. McAleer through December 31, 1998 was $200,000, subject to increase upon review annually by the Board of Directors. Mr. McAleer became an employee of CapRock in May 1998.

(2) Represents bonus amount earned from CapRock in fiscal year 1998 and paid in fiscal year 1999.

(3) Includes $24,638 salary paid to Mr. Thompson by CapRock Fiber.

(4) Represents bonus amount earned from CapRock Telecommunications in fiscal year 1997 and paid in fiscal year 1998.

(5) Such amounts represent the fees paid by the general partner of CapRock Fiber and were based upon the total construction services revenues earned by the general partner of CapRock Fiber in 1996 and 1997.

(6) Represents amounts paid to Mr. McAleer as a consultant prior to his employment.

(7) Includes $125,000 bonus earned from CapRock Telecommunications in fiscal year 1997 and paid in fiscal year 1998.

(8) Represents payment by CapRock Telecommunications of club dues for Mr.
    Roberts.

     Option Grants in Last Fiscal Year. The following table contains information concerning the stock option grants made to each of our executive officers who are named in the "Summary Compensation Table" during the fiscal year ended December 31, 1998.

                                                   INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                  ---------------------------------------------------      VALUE AT ASSUMED
                                   NUMBER OF     PERCENT OF                              ANNUAL RATES OF STOCK
                                  SECURITIES    TOTAL OPTIONS                           PRICE APPRECIATION FOR
                                  UNDERLYING     GRANTED TO                                 OPTION TERM(2)
                                    OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION   -----------------------
NAME                              GRANTED(1)     FISCAL YEAR     PRICE        DATE         5%           10%
----                              -----------   -------------   --------   ----------   ---------   -----------
Jere W. Thompson, Jr............    125,000          7.26%       $6.50      10/13/08    $510,977    $1,294,916
Kevin W. McAleer................    100,000          5.81%        6.50      10/13/08     408,782     1,035,933
Timothy M. Terrell..............     55,000          3.20%        6.50      10/13/08     224,830       569,763
Timothy W. Rogers...............     62,500          3.63%        6.50      10/13/08     255,488       647,458
Scott L. Roberts................     40,000          2.32%        6.50      10/13/08     163,513       414,373

---------------

(1) The options generally vest over a five-year period and expire on the tenth anniversary of the date of grant.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

     Fiscal Year-End Option Values. The following table contains information through December 31, 1998 concerning options held by each of our executive officers who are named in the "Summary Compensation Table".

                                               NUMBER OF SHARES UNDERLYING          VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS
                                                    DECEMBER 31, 1998             AT DECEMBER 31, 1998(1)
                                            ---------------------------------   ----------------------------
NAME                                        EXERCISABLE(2)   UNEXERCISABLE(2)   EXERCISABLE    UNEXERCISABLE
----                                        --------------   ----------------   -----------    -------------
Jere W. Thompson, Jr......................       --              125,000            --            $23,438
Kevin W. McAleer..........................       --              100,000            --             18,750
Timothy M. Terrell........................       --               55,000            --             10,313
Timothy W. Rogers.........................       --               62,500            --             11,719
Scott L. Roberts..........................       --               40,000            --              7,500

---------------

(1) Value is determined by subtracting the exercise price from the fair market value of the Common Stock at December 31, 1998 ($6.6875 per share), multiplied by the number of shares underlying the options.

(2) "Exercisable" refers to those options which were vested and exercisable at December 31, 1998, while "Unexercisable" refers to those options which were unvested at such time.

EMPLOYMENT AGREEMENTS

     In February 1998 we entered into employment agreements with each of Jere W. Thompson, Jr., Ignatius W. Leonards, Byron M. Allen, Scott L. Roberts, Timothy
W. Rogers and Timothy M. Terrell. In addition, on May 11, 1998, we entered into an employment agreement with Kevin W. McAleer (collectively, the "Employment Agreements"). The following is a summary of the principal terms of the Employment Agreements.

     Each Employment Agreement is for an initial term of three years, subject to the right of either party to terminate their agreement upon 30 days' advance written notice.

     The Employment Agreements provide for Mr. Thompson to serve as Chief Executive Officer and Mr. Leonards to serve as President of our company. Mr. Thompson receives an annual base salary of $180,000 and Mr. Leonards receives $168,000, both subject to increase upon review annually by the Board of Directors.

     The Employment Agreements provide for Mr. McAleer to serve as our Senior Vice President and Chief Financial Officer (Mr. McAleer also serves as our Treasurer and Secretary), and for Messrs. Allen, Roberts, Rogers and Terrell each to serve as an Executive Vice President. Messrs. McAleer, Allen, Roberts, Rogers, and Terrell will receive annual salaries of $200,000, $125,000, $133,333, $133,333 and $133,333, in each case subject to increase upon review annually by the Board of Directors.

     Each Employment Agreement provides that, at the discretion of the Board of Directors, each employee may be paid bonus compensation or may be allowed to participate in a management incentive bonus plan should we adopt one or both. Each Employment Agreement also provides for certain insurance benefits and provides that the employee be eligible to participate in all retirement and other benefit plans generally available to employees of CapRock and any equity or other employee benefit plan of CapRock that is generally available to senior executive officers of such company. In addition, each Employment Agreement provides for certain payments and benefits if the employee is terminated without cause or due to death or permanent disability.

     Each Employment Agreement generally provides that the employee will keep confidential certain non-public information regarding our company and further provides that, during the period after termination of employment specified therein (generally two years), the employee will not, subject to certain exceptions, own, manage, control, or participate in the ownership, management or control of, or be employed by or otherwise associated with, or receive compensation from or otherwise engage in any business in which we are engaged in during such restricted period, including the provision of local and long distance telecommunications services. The restricted territory under each Employment Agreement is generally the entire United States, but in certain cases is limited to certain Southern states. Each employee further agrees that during the restricted period he will not (1) solicit or engage the business of any of our clients or our clients of our affiliates or (2) solicit any of our employees or employees of our affiliates to terminate any relationship that person may have with us or our affiliates or engage, employ or compensate any of our employees or employees of our affiliates.

INDEBTEDNESS OF MANAGEMENT

     See "Certain Relationships and Related Transactions" above.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires CapRock's officers and directors, and persons who own more than ten percent of a registered class of CapRock's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish CapRock with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, CapRock believes that, during the fiscal year ended December 31, 1998, CapRock's officers, directors and ten percent shareholders complied with all applicable
Section 16(a) filing requirements, except that Messrs. Jere W. Thompson, Jr., Ignatius W. Leonards, Timothy W. Rogers, Timothy M. Terrell, Scott L. Roberts, Byron M. Allen, Kevin W. McAleer and Matthew M. Kingsley filed Form 5s to report stock option grants under the 1998 Equity Incentive Plan after the due date of February 14, 1999 and Mr. Rogers subsequently amended his late Form 5 to reflect a gift to his minor children.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

     The Board of Directors has selected KPMG LLP, independent accountants, to audit the books, records and accounts of CapRock for the fiscal year ending December 31, 1999. KPMG LLP has audited CapRock's financial statements beginning with the fiscal year ended December 31, 1996, and the financial statements of IWL Communications, one of its predecessor companies, for the four fiscal years ended June 30, 1997.

     The affirmative vote of the holders of a majority of CapRock's Common Stock represented and voting at the meeting will be required to approve and ratify the Board's selection of KPMG LLP. The Board of Directors recommends voting "FOR" approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     A representative of KPMG LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

     On January 20, 1998, Burds, Reed & Mercer, P.C. resigned as the independent certified public accountants of CapRock Telecommunications and CapRock Fiber, two of CapRock's predecessor companies. On the same day, the Board of Directors of CapRock Telecommunications and the Board of Directors of the general partner of CapRock Fiber approved the appointment of KPMG LLP to replace Burds, Reed & Mercer, P.C. as independent certified public accountants. As a result, Burds, Reed & Mercer, P.C. did not perform the audit of the financial statements of CapRock Telecommunications or CapRock Fiber for the fiscal year ended December 31, 1997. The accountant's report on the financial statements for the fiscal year ended December 31, 1996 did not contain any adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope, or accounting principles. During CapRock Telecommunications' and CapRock Fiber's fiscal years ended December 31, 1995 and 1996, and through the date of their replacement, there have been no disagreements between CapRock Telecommunications or CapRock Fiber and Burds, Reed & Mercer, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures and there were no "reportable events," as that term is defined in item 304(a)(1)(v) of Regulation S-K under the Securities Act.

                                 OTHER MATTERS

     Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in accordance with their judgment.

     CapRock has borne the cost of preparing, assembling and mailing this proxy solicitation material. CAPROCK WILL PROVIDE WITHOUT CHARGE A COPY OF CAPROCK'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS, TO EACH SHAREHOLDER UPON WRITTEN REQUEST TO PAM WALKER, CAPROCK COMMUNICATIONS CORP., 15601 DALLAS PARKWAY, SUITE 700, DALLAS, TEXAS 75248.

                                            By Order Of The Board of Directors

                                            Kevin W. McAleer
                                            Secretary

                          CAPROCK COMMUNICATIONS CORP.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                1999 ANNUAL MEETING OF SHAREHOLDERS - MAY 3, 1999

     The undersigned shareholder(s) of CapRock Communications Corp., a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Jere W. Thompson, Jr. and Kevin W. McAleer, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of CapRock Communications Corp. to be held May 3, 1999, at 10:00 a.m. local time at the Hotel Inter-Continental Dallas, 15201 Dallas Parkway, Dallas, Texas, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned is entitled to vote on the matters set forth below.


1. ELECTION OF   / / FOR all nominees listed below  / / WITHHOLD AUTHORITY
   DIRECTORS:        (except as indicated)              to vote for all nominees
                                                        listed below


(IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW)

Jere W. Thompson, Jr., Ignatius W. Leonards, Timothy W. Rogers, Richard G. Ellenberger, Mark Langdale, Christopher J. Amenson, and John R. Harris.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS OF CAPROCK FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                    / / FOR        / / AGAINST        / / ABSTAIN

3.   IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CHECK THIS BOX: / /


                            (Continued on other side)

-------------------------------------------------------------------------------

                          (Continued from reverse side)


     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS ALLOWED BY RULE 14a-4 OF THE SECURITIES EXCHANGE ACT OF 1934 AS MAY COME BEFORE THE MEETING.







                    ____________________________________________________________
                                            Signature

                    ____________________________________________________________
                    Signature (To be signed if shares are held by joint tenants as community property.)

                    ____________________________________________________________
                    Title, if applicable

                    Dated:_________________________________, 1999

                    ____________________________________________________________
                    This proxy should be dated and signed by the Shareholder(s) exactly as his or her name appears thereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants as community property, both should sign.